Exhibit 99

KANA ANNOUNCES PRELIMINARY RESULTS FOR FIRST QUARTER 2004

Sets Date for Earnings Release and Conference Call

MENLO PARK, Calif., April 1, 2004--KANA® (NASDAQ: KANA), a leading provider of knowledge-powered customer service applications, today announced that based on preliminary information, its first quarter revenue is expected to be approximately $13 million, compared to $18 million in the first quarter of 2003.

KANA expects to incur a GAAP net loss per share of $0.13 to $0.16, compared to a loss of $0.17 per share in the first quarter of 2003. The Company has cash and short-term investments of approximately $33 million at March 31, 2004, in-line with $33 million at December 31, 2003.

"KANA, like many other enterprise software companies who sell to the Fortune 2000, conducts much of its business near the end of each quarter.  A significant portion of license revenue comes from a relatively small number of large transactions.  Any delay or failure to close one or more of these transactions significantly impacts license revenue and operating results.  In this quarter KANA had several anticipated multi-million dollar sales which failed to close by March 31, 2004" said Tom Doyle, president of KANA.

Conference Call

A conference call to discuss the Company's outlook for the first quarter is scheduled for 1:45 p.m. Pacific Standard Time (PST), Thursday, April 1, 2004. The conference call is available via Web cast and can be accessed live, and for one week after the call, at the Investor Relations section of KANA Software's Web site at www.kana.com. To participate in the call via telephone, the dial-in number is 973-409-9257, pass code 'KANA'. A replay of the conference call can be accessed by calling 973-341-3080, pass code '4661018'.

KANA will announce its final first quarter financial results on April 20, 2004 at 1:45 p.m. (PST) / 4:45 p.m. (EST) at which time additional commentary will be provided.

About KANA

KANA (NASDAQ: KANA), provides enterprise customer support and communications applications enabling organizations to better service, market to, and understand their customers and partners. Optimized for specific vertical industries, KANA's iCARE applications are in use at more than half of the world's largest 100 companies. An award-winning, modular suite of eCRM applications available on J2EE and .Net, KANA iCARE applications enable customers to do business when, where and how they want, improving customer experiences while decreasing costs in contact centers and marketing departments. KANA's partner-centric business model includes strategic relationships with the largest systems integrators in the world to support and sell KANA iCARE. For more information, visit "http://www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:
Information in this release regarding KANA's forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about KANA's expected revenue, operating results, EBITDA, cash flows, long-term success, new business and market position. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA's products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA's history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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NOTE: KANA is a registered trademark, and KANA Software, KANA iCARE, KANA Contact Center, KANA IQ, KANA ResponseIQ, KANA Response, KANA Marketing, KANA iCARE Analytics and the KANA logo are trademarks of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contact Information:
Jessica Hohn
KANA
508/598-3356
jhohn@kana.com

Jason Ouellette/Renee Miller
PAN Communications for KANA
978/474-1900
kana@pancomm.com